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                                                                    EXHIBIT 23.4

            CONSENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of
Genesis Direct, Inc.:

  As independent certified public accountants, we hereby consent to the use of our report and to all references to our Firm included in this registration statement.

                                          /s/ Boscia, Goldenberg & Company

Wayne, New Jersey

April 30, 1998